Exhibit 10.1

CERTIFICATE OF DESIGNATIONS

OF

8% NON-CUMULATIVE, NON-VOTING, CONTINGENT CONVERTIBLE

PREFERRED STOCK, SERIES F

AND

NON-VOTING CONVERTIBLE PREFERRED STOCK, SERIES G

OF

TAYLOR CAPITAL GROUP, INC.

Taylor Capital Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on March 10, 2011:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the “Board of Directors” or the “Board”) in accordance with the Third Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates (i) a series of preferred stock, par value $0.01 per share, of the Corporation designated as Non-Cumulative, Non-Voting, Contingent Convertible Preferred Stock, Series F (the “Series F Preferred”), and (ii) a series of preferred stock, par value $0.01 per share, of the Corporation designated as Non-Voting Convertible Preferred Stock, Series G (the “Series G Preferred”), and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

ARTICLE I

DEFINITIONS

As used in this Certificate of Designations, the following terms shall have the meanings set forth below:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day other than a Saturday or Sunday, a legal holiday or any other day on which the Securities and Exchange Commission is closed.

“Closing Price” of the Common Stock on any date of determination means the last reported sale price regular way of the Common Stock on the Nasdaq Global Select Market (or any successor thereto) on such date, as reported by Bloomberg Financial Markets (“Bloomberg”). If the Common Stock is not traded on the Nasdaq Global Select Market (or any successor thereto) on any date of determination, the Closing Price of the Common Stock on such date of determination means the last reported sale price regular way of the Common Stock on the principal U.S. national securities exchange on which the Common Stock is so listed on such date, as reported by Bloomberg, or if the Common Stock is not so listed on a U.S. national securities exchange, but is quoted on the OTC Bulletin Board (or any successor thereof), the last quoted bid price on such date for the Common Stock, as reported by Bloomberg, or if the Common Stock is not listed on a national securities exchange or quoted on the OTC Bulletin Board (or any successor thereof) on such date, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization on such date, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained by the Corporation for this purpose.

“Common Stock” means the common stock of the Corporation, par value $0.01 per share, or any other capital stock of the Corporation into which such common stock shall be reclassified or changed.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the shares of the Series F Preferred and the Series G Preferred, and its successors and assigns.

“Distribution” shall have the meaning set forth in Article II, Section 5(b).

“Dividend Payment Date” shall have the meaning set forth in Article II, Section 2(a).

“Dividend Period” means the period from and including the date of issuance of the Series F Preferred or any Dividend Payment Date, as the case may be, to, but excluding, the next Dividend Payment Date.

“Dividend Record Date” shall have the meaning set forth in Article II, Section 2(a).

“DTC” shall have the meaning set forth in Article III, Section 4(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Junior Stock” means the Common Stock, the Series D Preferred and any other class or series of capital stock of the Corporation now or hereafter authorized, other than Senior Stock or Parity Stock.

“Liens” means any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

“Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Officer” means each of the Chief Executive Officer, the Chairman, the Chief Financial Officer, the Controller, the Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Corporation.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets, exchange or tender offer by the Corporation or any of its subsidiaries, or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation and whether automatically or at their election) stock, securities or assets with respect to or in exchange for Common Stock.

“Parity Stock” means any class or series of capital stock of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F Preferred as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively) outstanding as of the date of this Certificate of Designations.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Prairie Holder” means each of Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P., and each of their respective Affiliates, successors and assigns, including, with respect to any shares of Series F Preferred originally issued to Prairie Capital IV, L.P. or Prairie Capital IV QP, L.P., any Person to whom any such shares are sold, assigned or otherwise transferred.

“Preferred Stock Certificates” shall have the meaning set forth in Article II, Section 4(b).

“Relevant Exchange” means any national securities exchange, quotation system or other trading market on which the Closing Price is determined pursuant to the definition of the Trading Day.

“Sale Transaction” means any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Corporation to any Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Stock” means (a) any class or series of capital stock of the Corporation the terms of which expressly provide that such class or series will rank senior to the Series F Preferred as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation and (b) (i) the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of the Corporation, (ii) the 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C of the Corporation and (iii) the 8% Non-Voting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E of the Corporation.

“Series D Certificate of Designations” means the Certificate of Designations for the Series D Preferred, as filed by the Corporation with the Secretary of State of the State of Delaware.

“Series D Preferred” means the series of preferred stock, par value $0.01 per share of the Corporation designated as Non-Voting Convertible Preferred Stock, Series D.

“Series F Automatic Conversion” has the meaning set forth in Article II, Section 4(a).

“Series F Conversion Date” shall have the meaning set forth in Article II, Section 4(a).

“Series F Conversion Notice” shall have the meaning set forth in Article II, Section 4(b).

“Series F Conversion Price” means $10.00, subject to adjustment from time to time in accordance with Article II, Section 5.

“Series F Conversion Rate” means, for each share of Series F Preferred, an amount equal to the quotient of $25.00 (subject to adjustment for stock splits, combinations or reclassifications of the Series F Preferred), divided by the Series F Conversion Price in effect at the time of conversion.

“Series F Conversion Shares” means (i) the shares of Common Stock issuable upon conversion of shares of Series F Preferred Stock held by any Series F Holder other than a Prairie Holder, and (ii) the shares of Series G Preferred Stock issuable upon conversion of shares of Series F Preferred Stock held by any Prairie Holder, in each case as provided in Article II, Section 4.

“Series F Holder” means the Person in whose name any shares of the Series F Preferred are registered, which may be treated by the Corporation, Transfer Agent, paying agent and Conversion Agent as the absolute owner of such shares of Series F Preferred for the purpose of making payment and settling the related conversions and for all other purposes.

“Series G Automatic Conversion” means a conversion of Series G Preferred pursuant to Article III, Section 4.

“Series G Conversion Date” means, with respect to any given shares of Series G Preferred the date on which such share of Series G Preferred has been converted pursuant to Article III, Section 4(a).

“Series G Conversion Stock” means shares of Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Series G Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Series G Conversion Stock” shall mean the other securities issuable upon conversion of the Series G Preferred.

“Series G Converted Stock Equivalent Amount” means, for each share of Series G Preferred, one share of Common Stock; provided that if, after issuance of any shares of Series G Preferred, the Corporation subdivides or splits its outstanding Common Stock, including by way of a dividend or distribution of Common Stock, or combines its outstanding Common Stock into a lesser number of shares, the “Series G Converted Stock Equivalent Amount” with respect to such issued and outstanding shares of Series G Preferred shall be adjusted as if such action applied to the shares of Common Stock represented by the Series G Converted Stock Equivalent Amount.

“Series G Holder” means the Person in whose name shares of the Series G Preferred are registered, which may be treated by the Corporation, Transfer Agent, paying agent and Conversion Agent as the absolute owner of such shares of Series G Preferred for the purpose of making payment and settling the related conversions and for all other purposes.

“Series G Senior Stock” means any class or series of capital stock of the Corporation the terms of which expressly provide that such class or series will rank senior to the Common Stock, the Series D Preferred or the Series G Preferred as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

“Stockholder Approval” shall have the meaning set forth in Article II, Section 4.

“Trading Day” means, for purposes of determining a VWAP or Closing Price per share of Common Stock, any Business Day on which shares of the Common Stock are traded on the Relevant Exchange; provided that Trading Day shall not include any day on which shares of the Common Stock are scheduled to trade, or actually trade, on the Relevant Exchange for less than 3.5 hours.

“Transfer Agent” means the Corporation acting as transfer agent, registrar, paying agent and Conversion Agent for the Series F Preferred or Series G Preferred, as applicable, and its successors and assigns.

“Transfer” means any sale, transfer, assignment or other disposition (including by merger, reorganization, operation of law or otherwise).

“Voting Securities” means capital stock of the Corporation that is then entitled to vote generally in the election of directors of the Corporation.

“VWAP” of the Common Stock on any Trading Day means the per share volume-weighted average price in respect of the period from the official open of trading on the relevant Trading Day until the official close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose by the Corporation).

“Widely Dispersed Offering or Conversion Event” means a Transfer by any Series G Holder of Series G Preferred: (i) pursuant to any public offering or public sale of securities of the Corporation (including, without limitation, a public offering registered under the Securities Act and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (ii) to a Person or group of Persons (within the meaning of the Exchange Act) if, after such Transfer, such Person or group of Persons in the aggregate would own or control more than 50% of the outstanding Voting Securities without any Transfer from any Series G Holder, (iii) to a Person or group of Persons (within the meaning of the Exchange

Act) in a transaction or series of related transactions in which no transferee would receive in such transaction or series of related transactions more than two percent (2%) of the outstanding Voting Securities, (iv) pursuant to a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a Person or group of Persons (within the meaning of the Exchange Act) in the aggregate would own or control more than 50% of the outstanding Voting Securities (provided that the transaction has been approved by the Corporation’s Board of Directors or a committee thereof), or (v) to a Person or group of Persons (within the meaning of the Exchange Act) who have been approved by the Federal Reserve Board to hold the number of Voting Securities held by such Person or group of Persons (within the meaning of the Exchange Act) after giving effect to the Transfer by the Series G Holders.

ARTICLE II

SERIES F PREFERRED

1. Designation and Number of Shares. There shall be a series of preferred stock designated “8.0% Non-Cumulative, Non-Voting, Contingent Convertible Preferred Stock, Series F”. The number of authorized shares of Series F Preferred shall be 1,000,000. The Corporation shall have the authority to issue fractional shares of Series F Preferred.

2. Dividends.

(a) Rate. Series F Holders shall be entitled to receive, if, as and when declared by the Corporation’s Board of Directors or any duly authorized committee thereof, but only out of assets legally available therefor, non-cumulative dividends on the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series F Preferred) of Series F Preferred, and no more, payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing July 15, 2011, for the Dividend Period ending on, but excluding, such date; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that next succeeding day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment or adjustment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). Dividends on each share of Series F Preferred will accrue on the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series F Preferred) at a rate per annum equal to 8.0%. The record date for payment of dividends on the Series F Preferred will be the 30th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other record date fixed by the Corporation’s Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable will be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable in cash.

(b) Non-Cumulative Dividends. If the Corporation’s Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series F Preferred for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Corporation will have no obligation to pay, and Series F Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series F Preferred or any other series of preferred stock or Common Stock are declared for any subsequent Dividend Period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series F Preferred remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends or distributions payable solely in shares of Common Stock or other Junior Stock) or, subject to Article II, Section 2(d), Parity Stock (other than dividends or distributions payable solely in shares of Parity Stock or Junior Stock), and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless, as of such date (the “Determination Date”), the full dividend on all outstanding shares of Series F Preferred for the Dividend Period in which such Determination Date falls has been or is contemporaneously declared and paid in full (or has been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Series F Holders of shares of Series F Preferred as of the next Dividend Record Date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business; (ii) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock.

(d) Pro Rata Distribution of Dividends. Except as provided below, and for so long as any share of Series F Preferred remains outstanding, if dividends are not declared and paid in full upon the shares of Series F Preferred and any class or series of Parity Stock (which, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, means the dividend payment date falling within the Dividend Period related to such Dividend Payment Date) on a Dividend Payment Date, then all dividends declared upon shares of Series F Preferred and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Date, the dividends payable on the dividend payment date falling within the Dividend Period related to such Dividend Payment Date) will be declared on a proportional basis so that the amount of dividends declared upon the shares of Series F Preferred will bear to such Parity Stock the same ratio that accrued dividends on the shares of Series F Preferred and Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Date, the dividends payable on the dividend payment date falling within the Dividend Period related to such Dividend Payment

Date and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.

(e) Dividends on Junior Stock. Subject to the foregoing limitations and restrictions set forth in Article II, Sections 2(c) and 2(d), and not otherwise, such dividends, payable in cash, stock or otherwise, as may be determined by the Corporation’s Board of Directors or any duly authorized committee thereof, may be declared and paid on any Junior Stock from time to time out of any assets legally available for such payment, and Series F Holders will not be entitled to participate in those dividends.

(f) Conversion Following Record Date. If the Series F Conversion Date is prior to the close of business on a Dividend Payment Date for any declared dividend for the then-current Dividend Period, the Series F Holder of such shares will not be entitled to any such dividend.

3. Liquidation Rights.

(a) Liquidation. In the event of any Liquidation Event, the Series F Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside with respect to any Junior Stock and subject to the rights of the Corporation’s creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series F Preferred), plus an amount equal to any accrued dividends thereon from the last Dividend Payment Date to, but excluding, the date of the Liquidation Event if and to the extent declared. Series F Holders shall not be entitled to any further payments in the event of any such Liquidation Event other than what is expressly provided for in this Article II, Section 3.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all Series F Holders, the amounts paid to the Series F Holders and the holders of any Parity Stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Residual Distributions. If the respective aggregate liquidating distributions to which all Series F Holders and the holders of any Parity Stock are entitled have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Article II, Section 3, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Series F Holders receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

4. Automatic Conversion.

(a) Conversion. Immediately upon the receipt of Stockholder Approval (the “Series F Conversion Date”), each share of Series F Preferred held by any Series F Holder other than a Prairie Holder will automatically convert into fully-paid and non-assessable shares of the Common Stock of the Corporation and each share of Series F Preferred held by any Prairie Holder will automatically convert into fully paid and non-assessable shares of Series G Preferred (the “Series F Automatic Conversion”), in each case at the Series F Conversion Rate and without any required action by the Series F Holder thereof. At no time shall shares of Series F Preferred be convertible by any Prairie Holder into shares of Common Stock or other voting securities of the Corporation. “Stockholder Approval” shall mean the approval of the issuance of the Series F Conversion Shares upon conversion of the Series F Preferred by a majority of the total votes cast on the proposal, whether presented at a special or annual meeting of stockholders of the Corporation, entitled to vote on such matter in accordance with the applicable requirements of the Nasdaq Stock Market listing standards.

(b) Procedure. As soon as practicable after the Series F Automatic Conversion, the Corporation shall provide notice (the “Series F Conversion Notice”) of the Series F Automatic Conversion to each Series F Holder stating (i) the Series F Conversion Date, (ii) the number of Series F Conversion Shares to be issued upon conversion of each share of Series F Preferred held of record by such Series F Holder and subject to conversion and (iii) the place or places where certificates representing shares of Series F Preferred are to be surrendered for issuance of certificates representing such Series F Conversion Shares. As promptly as practicable following receipt of the Series F Conversion Notice, each stock certificate (if any) evidencing ownership of the Series F Preferred shares (the “Preferred Stock Certificate(s)”), shall be surrendered to the Conversion Agent for exchange (including appropriate endorsements and transfer documents) by the Series F Holder thereof. Upon receipt of a Preferred Stock Certificate, duly endorsed, the Conversion Agent shall direct the Transfer Agent to promptly issue to the exchanging Series F Holder (x) a certificate for that number of Series F Conversion Shares issuable upon conversion of such shares of Series F Preferred being converted upon application of the Series F Conversion Rate and (y) an amount in cash equal to any fraction of a Series F Conversion Share, calculated on an aggregate basis in respect of the shares of Series F Preferred being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Series F Conversion Date.

(c) Conversion Date. Effective immediately prior to the Series F Conversion Date, dividends shall no longer be declared on any such converted shares of Series F Preferred, and such shares of Series F Preferred shall represent only the right to receive the Series F Conversion Shares issuable upon conversion of such shares of Series F Preferred, provided that Series F Holders shall have the right to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof, subject to the terms of Article II, Section 2(f).

(d) Rights Prior to Conversion. No allowance or adjustment, except pursuant to Article II, Section 5, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on any applicable Series F Conversion Date. Prior to the close of business on any applicable Series F Conversion Date, Series F Conversion Shares issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series F Preferred shall not be deemed outstanding for any purpose, and Series F Holders shall have no rights with respect to the Series F Conversion Shares or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Series F Conversion Shares or other securities issuable upon conversion or rights to receive any dividends or other distributions on the Series F Conversion Shares or other securities issuable upon conversion) by virtue of holding shares of Series F Preferred.

(e) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Series F Conversion Shares issuable upon conversion of Series F Preferred on any Series F Conversion Date shall be treated for all purposes as the record holder(s) of such Series F Conversion Shares as of the close of business on such Series F Conversion Date. In the event that a Series F Holder shall not by written notice designate the name in which Series F Conversion Shares and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series F Preferred should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such Series F Conversion Shares, and make such payment, in the name of the Series F Holder and in the manner shown on the records of the Corporation.

5. Anti-Dilution Adjustments.

(a) General. If the Corporation at any time after the effective date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series F Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Series F Conversion Shares obtainable upon conversion of the Series F Preferred will be proportionately increased. If the Corporation at any time after the effective date hereof combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series F Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Series F Conversion Shares obtainable upon exercise of the Series F Preferred will be proportionately decreased.

(b) Distribution of Assets. If the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction but excluding any ordinary cash dividend payable with respect to the Common Stock consistent with past practice) (a “Distribution”), at any time after the issuance of the Series F Preferred and prior to a Series F Conversion Date, then, in each such case, the Series F Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Series F Conversion Price by a fraction of which (A) the numerator shall be the VWAP of the Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the VWAP of the Common Stock on the Trading Day immediately preceding such record date.

(c) No Fractional Shares. No fractional Series F Conversion Shares will be issued to Series F Holders upon any conversion. In lieu of fractional shares otherwise issuable, the Series F Holders will be entitled to receive an amount in cash as described in Article II, Section 4.

(d) Sale Transaction. In case of a Sale Transaction, the Series F Preferred shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon conversion thereof the Series F Holder shall procure, in lieu of each Series F Conversion Share theretofore issuable upon such conversion, the kind and amount of shares of stock, other securities and other property receivable upon such Sale Transaction by a holder of an outstanding share of Common Stock. Such Series F Preferred, as so modified, shall be deemed to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article II, Section 5. In the event that holders of shares of Common Stock have the option to elect the form of consideration to be received in such a Sale Transaction, Series F Holders shall have the same election privileges as the holders of Common Stock. In all cases, if any of the securities otherwise receivable pursuant to a Sale Transaction are “voting securities” for bank regulatory purposes, each Prairie Holder shall have the right to elect to receive non-”voting securities” in lieu thereof with otherwise identical rights, preferences and privileges. The provisions of this Article II, Section 5(d) shall similarly apply to successive Sale Transactions.

6. Voting Rights.

(a) General. The Series F Holders shall not be entitled to vote on any matter except as provided in Article II, Section 6(b) or as otherwise required by Delaware law.

(b) Approval Rights. Except as otherwise required by Delaware law, the consent of the holders of a majority of the number of shares of Series F Preferred at the time outstanding, given in person or by proxy, either in writing or by vote, at a special or annual meeting, voting or consenting as a separate class, shall be necessary to: (i) authorize or issue, or obligate the Corporation to issue, any Senior Stock or Parity Stock; (ii) increase the authorized number of shares of Series F Preferred; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Series F Preferred designated hereunder; (iv) amend the Certificate of Incorporation or By-laws of the Corporation, if such amendment would alter or change the powers, preferences or special rights of the Series F Holders so as to affect them adversely; or (v) amend or waive any provision of this Certificate of Designations.

(c) Action by Written Consent. Any action, including any vote required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, that requires a separate vote of the Series F Holders voting as a single class, may be taken by the Series F Holders without a meeting, without prior notice and without a vote, if a consent or consents in writing or electronic transmission, setting forth the action so taken, shall be given by the Series F Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series F Preferred entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the Corporate Secretary of the Corporation at its principal executive office.

ARTICLE III

SERIES G PREFERRED

1. Designation and Number of Shares. There shall be a series of preferred stock designated “Non-Voting Convertible Preferred Stock, Series G”. The number of authorized shares of Series G Preferred shall be 1,350,000. The Corporation shall have the authority to issue fractional shares of Series G Preferred.

2. Dividends.

(a) General. Each Series G Holder shall be entitled to receive, with respect to the shares of Series G Preferred held by such Series G Holder, if, as and when declared by the Board of Directors or any duly authorized committee thereof, but only out of assets legally available therefor, dividends or distributions of the same amount, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of Common Stock equal to the product of the Series G Converted Stock Equivalent Amount and the number of such shares of Series G Preferred (rounding any fractional shares resulting from such computation to the nearest whole number) such that no holder of Common Stock shall receive a dividend or distribution unless equivalent dividends or distributions (as described above) are also made to each share of Series G Preferred, taking into account any adjustment to the Series G Converted Stock Equivalent Amount as provided herein; provided that the foregoing shall not apply to any dividend or distribution payable in shares of Common Stock that results in an adjustment in the Series G Converted Stock Equivalent Amount, as set forth in Article I in the definition of “Series G Converted Stock Equivalent Amount.” The Corporation shall not declare a dividend or distribution to the holders of the Common Stock unless a dividend or distribution (as described above) is also made to the Series G Holders in accordance with this Article III, Section 2(a). Notwithstanding anything set forth in this Article III, Section 2(a), if any dividend or distribution is payable in rights or warrants to subscribe for Common Stock or purchase Common Stock pursuant to a conversion feature in a debt or equity security, the corresponding dividend or distribution payable on the Series G Preferred shall consist of an identical right or warrant except that such right or warrant shall be a right or warrant to subscribe for a number of shares of Series G Preferred equal to the number of shares of Common Stock that would otherwise be subject to such right or warrant. The Series G Preferred shall have no fixed dividend rate. Each declared dividend or distribution shall be payable to the holders of record of Series G Preferred at the same time as dividends or distributions are payable to the holders of record of Common Stock. The Corporation shall not declare or pay a dividend or distribution to the holders of the Series G Preferred other than as expressly provided in this Article III, Section 2(a). The Corporation shall not declare or pay a dividend or distribution to the holders of the Series D Preferred other than as expressly provided in the first sentence of Article III, Section 2(a) of the Series D Certificate of Designations.

(b) Priority of Dividends. The Series G Preferred shall rank junior with regard to dividends to the Series G Senior Stock. The Series G Preferred shall have the same priority, with regard to dividends, as the Common Stock and the Series D Preferred.

3. Liquidation Rights.

(a) Liquidation. In the event of a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation and after any payment of the prior preferences and other rights of any Series G Senior Stock shall have been made or irrevocably set apart for payment, the assets of the Corporation legally remaining available for distribution to the Corporation’s stockholders shall be distributed pro rata among (i) the holders of Common Stock, (ii) the holders of Series D Preferred (with each such holder of Series D Preferred being treated for this purpose as holding the number of whole shares of Common Stock equal to the product of the Series D Converted Stock Equivalent Amount (as defined in the Series D Certificate of Designations) and the number of such shares of Series D Preferred immediately prior to such Liquidation Event, excluding any fractional shares resulting from such computation), (iii) the Series G Holders (with each such Series G Holder being treated for this purpose as holding the number of whole shares of Common Stock equal to the product of the Series G Converted Stock Equivalent Amount and the number of such shares of Series G Preferred immediately prior to such Liquidation Event, excluding any fractional shares resulting from such computation), and (iii) the holders of any other securities of the Corporation having the right to participate in such distributions upon the occurrence of a Liquidation Event, in accordance with the respective terms thereof.

(b) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Article III, Section 3, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Series G Holders receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

4. Conversion.

(a) Automatic Conversion Immediately Upon any Widely Dispersed Offering or Conversion Event. Effective immediately upon any Widely Dispersed Offering or Conversion Event, subject to compliance with the conversion procedures set forth in Article III, Section 4(b) below, all Series G Preferred Transferred in that Widely Dispersed Offering or Conversion Event shall automatically be converted into a number of shares of Common Stock equal to the product of the number of shares of Series G Preferred being converted and the Series G Converted Stock Equivalent; provided that cash will be paid in lieu of fractional shares pursuant to Article IV, Section 7. Upon the conversion of Series G Preferred pursuant to a Series G Automatic Conversion, the shares of Series G Preferred converted pursuant to the Series G Automatic Conversion shall not be deemed outstanding for any purpose, and such converting Series G Holders shall have no rights with respect to the Series G Preferred, just the right to receive the shares of Common Stock or other securities issuable upon the conversion of such Series G Preferred.

(b) Transfer Procedures. Upon the physical surrender of the certificate representing a share of Series G Preferred converted pursuant to Article III, Section 4(a) to the Corporation, together with a written certification to the effect that such shares of Series G Preferred are being Transferred pursuant to a Widely Dispersed Offering or Conversion Event in

accordance with Article III, Section 4(a) hereof (a “Series G Transfer Certification”), the Corporation will, or will cause the Transfer Agent to, issue and deliver a new certificate, registered as the Series G Holder making the Transfer may request, representing the aggregate number of shares of Common Stock issued upon conversion of the shares of Series G Preferred being Transferred pursuant to Article III, Section 4(a) and represented by such certificate (provided that, if the transfer agent for the Common Stock is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the transferee is eligible to receive shares through DTC, such transfer agent shall instead credit such number of full shares of Common Stock to such transferee’s balance account with DTC through its Deposit/Withdrawal at Custodian system). The failure of any Series G Holder making the Transfer of shares of Series G Preferred to deliver to the Corporation a Series G Transfer Certification in accordance with this Article III, Section 4(b) shall be deemed, for all purposes, to be a certification by such transferor Series G Holder that such proposed Transfer shall not be made pursuant to a Widely Dispersed Offering or Conversion Event in accordance with Article III, Section 4(a). In the event that less than all of the shares of Series G Preferred represented by a certificate are Transferred pursuant to Article III, Section 4(a), the Corporation shall promptly issue a new certificate registered in the name of the Transferor Series G Holder representing such remaining shares of Series G Preferred not subject to such Transfer.

(c) No Responsibility of the Corporation. In connection with any Transfer or conversion of any shares of Series G Preferred pursuant to or as permitted by Article III, Section 4(a):

(i) The Corporation shall be under no obligation to make any investigation of facts.

(ii) Except as otherwise required by law, neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith in connection with the registration of any such Transfer or the issuance of shares of Common Stock in connection with any such conversion.

(d) Legend. Every certificate representing shares of Series G Preferred shall bear a legend on the face thereof providing as follows:

“The shares of Series G Preferred Stock represented by this certificate are subject to provisions with respect to, including requirements for, sale, assignment or other transfer set forth in Article III, Section 4 of the Certificate of Designations of Non-Voting Convertible Preferred Stock, Series G, including a provision providing for automatic conversion of shares of Series G Preferred Stock into shares of Common Stock upon sale, assignment or other transfer pursuant to a Widely Dispersed Offering or Conversion Event (as defined therein).”

(e) No Effect on Other Obligations. Nothing contained in this Article III, Section 4 shall be deemed to eliminate or otherwise modify any other requirements applicable to Transfers under this Certificate of Designations or applicable law.

(f) Series G Conversion Date. Effective immediately prior to the close of business on any applicable Series G Conversion Date, dividends shall no longer be declared on any such converted shares of Series G Preferred, and such shares of Series G Preferred shall represent only the right to receive shares of Common Stock issuable upon conversion of such shares; provided that Series G Holders shall have the right to receive any declared and unpaid dividends as of the Series G Conversion Date on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof.

(g) Record Holder as of Series G Conversion Date. The Person or Persons entitled to receive the Common Stock issuable upon conversion of Series G Preferred or other property issuable upon conversion of the Series G Preferred on any applicable Series G Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock immediately upon the Widely Dispersed Offering or Conversion Event in the case of a conversion pursuant to a Series G Automatic Conversion.

5. Voting Rights.

(a) General. The holders of the Series G Preferred shall be entitled to notice of all stockholder meetings at which holders of Common Stock shall be entitled to vote; provided that notwithstanding any such notice, except as required by applicable law or as expressly set forth herein, the Series G Holders shall not be entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration.

(b) Approval Rights. In addition to any approval rights that may be required by applicable law, the consent of the Series G Holders representing a majority of the number of shares of Common Stock into which the outstanding shares of Series G Preferred are convertible (assuming for this purpose that each share of Series G Preferred is convertible into the Series G Converted Stock Equivalent Amount), given in person or by proxy, either in writing or by vote, at a special or annual meeting, voting or consenting as a separate class, shall be necessary to: (A) authorize or issue, or obligate the Corporation to issue, any Series G Senior Stock; (B) increase the authorized number of shares of Series G Preferred; (C) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with, or significantly and adversely affect, the powers, rights or preferences of the Series G Preferred designated hereunder; (D) amend the Certificate of Incorporation or By-laws of the Corporation, if such amendment would significantly and adversely alter, change or affect the powers, preferences or rights of the Series G Holders; or (E) amend or waive any provision of this Certificate of Designations applicable to the Series G Holders or the Series G Preferred.

(c) Action by Written Consent Any action, including any vote required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, that requires a separate vote of the Series G Holders voting as a single class, may be taken by the Series G Holders without a meeting, without prior notice and without a vote, if a consent or consents in writing or electronic transmission, setting forth the action so taken, shall be given by the Series G Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series G Preferred entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the Corporate Secretary of the Corporation at its principal executive office.

6. Subdivision; Stock Splits; Combinations. The Corporation shall not at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Series G Preferred into a greater number of shares, or combine (by combination, reverse stock split or otherwise) its outstanding shares of Series G Preferred into a smaller number of shares.

7. Reorganization, Reclassification, Consolidation, Merger or Sale. In the event an Organic Change occurs, each share of Series G Preferred shall be treated the same as each share of Common Stock, taking into account any adjustment of the Series G Converted Stock Equivalent Amount. In the event that holders of shares of Common Stock have the option to elect the form of consideration to be received in such Organic Change, Series G Holders shall have the same election privileges as the holders of Common Stock. In all cases, if any of the securities otherwise receivable pursuant to an Organic Change are “voting securities” for bank regulatory purposes, each Series G Holder shall have the right to elect to receive non-“voting securities” in lieu thereof.

ARTICLE IV

MISCELLANEOUS

1. Unissued or Reacquired Shares. Shares of Series F Preferred and Series G Preferred that have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be retired upon their acquisition, shall not be reissued as shares of Series F Preferred or Series G Preferred, respectively, and, upon the taking of any action required by law, shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation without designation as to series.

2. No Sinking Fund. Shares of Series F Preferred and Series G Preferred are not subject to the operation of a sinking fund.

3. Reservation of Common Stock.

(a) Sufficient Shares. The Corporation shall at all times reserve and keep available: (i) out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series F Preferred and Series G Preferred, as applicable, as provided in this Certificate of Designations to holders of such Series F Preferred and Series G Preferred other than Prairie Holders, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of (x) all the shares of Series F Preferred then outstanding, other than the shares of Series F Preferred held by the Prairie Holders, and (y) all the shares of Series G Preferred then outstanding, and (ii) out of its authorized and unissued Series G Preferred, solely for issuance upon the conversion of shares of Series F Preferred as provided in this Certificate of Designations to the Prairie Holders, free from any preemptive or other similar rights, such number of shares of Series G Preferred as shall from time to time be issuable upon the conversion of all the shares of Series F Preferred then outstanding and held by the Prairie Holders.

(b) Use of Acquired Shares. Notwithstanding the foregoing, the Corporation shall be entitled to deliver:

(i) upon conversion of shares of Series F Preferred, as herein provided, to Series F Holders other than the Prairie Holders, shares of Common Stock acquired by the Corporation and held as treasury shares (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Series F Holders); and

(ii) upon conversion of shares of Series G Preferred, as herein provided, shares of Common Stock acquired by the Corporation and held as treasury shares (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Series G Holders).

(c) Free and Clear Delivery. All Series F Conversion Shares delivered upon conversion of the Series F Preferred, and all shares of Common Stock delivered upon conversion of the Series G Preferred, as applicable, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Series F Holders or the Series G Holders, respectively).

(d) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series F Preferred or the Series G Preferred, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on the Nasdaq Global Select Market or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Series F Preferred or the Series G Preferred, as applicable; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Series F Preferred or Series G Preferred into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series F Preferred or Series G Preferred in accordance with the requirements of such exchange at such time.

4. Transfer Agent, Conversion Agent and Paying Agent. The duly appointed Transfer Agent, Conversion Agent and paying agent for each of the Series F Preferred and the Series G Preferred shall be the Corporation. The Corporation may appoint a successor transfer agent that shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment, the Corporation shall send notice thereof to the Series F Holders and the Series G Holders.

5. Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the Corporation shall replace any mutilated certificate at the Series F Holder’s or Series G Holder’s, as applicable, expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace any certificate that becomes destroyed, stolen or lost, at the Series F Holder’s or Series G Holder’s, as applicable, expense, upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity and bond that may be required by the Transfer Agent or the Corporation.

6. No Closing of Books; Cooperation. The Corporation shall not close its books against the transfer of Series F Preferred, Series G Preferred or of Common Stock issued or issuable upon conversion of Series F Preferred or Series G Preferred in any manner which interferes with the timely conversion of Series F Preferred or Series G Preferred, as applicable. The Corporation shall assist and cooperate with any Series F Holder or Series G Holder required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series F Preferred or Series G Preferred hereunder (including, without limitation, making any governmental filings required to be made by the Corporation).

7. Cash In Lieu of Fractional Interests. If any fractional interest in a share of capital stock would, except for the provisions of this Article IV, Section 7, be delivered upon any conversion of the Series F Preferred or Series G Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the market value of such fractional interest as of the date of conversion.

8. Taxes.

(a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series F Preferred, Series G Preferred or shares of Common Stock or other securities issued on account of Series F Preferred or Series G Preferred pursuant hereto or certificates representing such shares or securities; provided, however, that the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series F Preferred, Series G Preferred, shares of Common Stock or other securities in a name other than that in which the shares of Series F Preferred or Series G Preferred, as applicable, with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been, or will be, paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series F Preferred (and on the Series F Conversion Shares received upon their conversion) or Series G Preferred (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Series F Holders or Series G Holders.

9. Notices. All notices referred to in this Certificate of Designations shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given (i) upon receipt, when delivered personally; (ii) one Business Day after deposit with an overnight courier service; or (iii) three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, in each case addressed: (x) if to the Corporation, to its office at 9550 West Higgins Road, Rosemont, Illinois 60018 (Attention: Corporate Secretary), or (y) if to any Series F Holder or Series G Holder, to such Series F Holder or such Series G Holder at the address of such Series F Holder or Series G Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (z) to such other address as the Corporation or any such Series F Holder or Series G Holder, as the case may be, shall have designated by notice similarly given.

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Signature page follows.

IN WITNESS WHEREOF, Taylor Capital Group, Inc. has caused this Certificate of Designations to be executed by its duly authorized officer on and as of this 25th day of March, 2011.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Steven H. Shapiro
Name:	Steven H. Shapiro
Title:	Corporate Secretary